Exhibit 99.1

 Moldflow Adjusts Unaudited Condensed Consolidated Statement of Cash
   Flows for the Period Ended June 30, 2006; Adjustments Result in
      Increase in Reported Cash Provided by Operating Activities


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Sept. 8, 2006--Moldflow Corporation (NASDAQ: MFLO) today announced that it has made certain adjustments to the Company's Unaudited Condensed Consolidated Statement of Cash Flows for the three months and full year ended June 30, 2006, issued with its press release of August 10, 2006. These adjustments result from the misallocation between categories within the Unaudited Condensed Consolidated Statement of Cash Flows (the "Cash Flows Statement"). In the revised Cash Flows Statement, Cash Provided by Operating Activities was adjusted from ($971,000) to $481,000 for the three months ended June 30, 2006 and from $487,000 to $1.9 million for the year ended June 30, 2006. The Effect of Exchange Rate Changes on the Company's cash and cash equivalent was adjusted from $2.0 million to $401,000 for the three months ended June 30, 2006 and from $1.1 million to ($520,000) for the year ended June 30, 2006. Cash and cash equivalents as of June 30, 2006 remain the same at $52.1 million.
    The adjusted Cash Flows Statement for the three months and year ended June 30, 2006 are attached to this press release. These adjustments have no impact on the Company's previously reported GAAP or non-GAAP revenue, net income, net income per share, cash and cash equivalents or the other unaudited condensed consolidated financial statements issued on August 10, 2006. During the three months ended June 30, 2006, the Company generated cash from operations of $481,000 primarily from the collection of accounts receivable and from its net loss, as adjusted to exclude non-cash charges, such as depreciation, amortization and stock-based compensation, all of which was partially offset by increases in inventories, prepaid expenses and other current assets primarily a result of payments made in connection with an ongoing tax audit.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the leading global provider of design through manufacturing solutions for the plastics injection molding industry. Moldflow's products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

    Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained our press releases that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to our unaudited financial statements included in our press releases. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, with respect to the Company's unaudited financial statements, the risk that the information contained in our unaudited financial statements may not be correct and that any errors contained in those unaudited financial statements may not be corrected until such point as the Company files its audited financial statements in its Annual Report on Form 10-K with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2005 as well as its subsequent quarterly and annual filings.


                         Moldflow Corporation
       Unaudited Condensed Consolidated Statement of Cash Flows
                            (in thousands)

                                 Three Months Ended     Year Ended
                                  -----------------  -----------------
                                  June 30, June 30,  June 30, June 30,
                                    2006     2005      2006     2005
                                   -------  -------   -------  -------

Cash provided by operating
 activities                       $   481  $ 1,252   $ 1,939  $ 6,338
Cash provided by (used in)
 investing activities              (2,001)    (523)    1,135    2,991
Cash provided by (used in)
 financing activities              (1,347)     611       647    2,490
Effect of exchange rate changes
 on cash and cash equivalents         401     (218)     (520)   1,104
                                   -------  -------   -------  -------
Net increase (decrease) in cash
 and cash equivalents              (2,466)   1,122     3,201   12,923

Cash and cash equivalents,
 beginning of period               54,577   47,788    48,910   35,987
                                   -------  -------   -------  -------

Cash and cash equivalents, end
 of period                        $52,111  $48,910   $52,111  $48,910
                                   =======  =======   =======  =======



    CONTACT: Moldflow Corporation
             Investor relations contact:
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com